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                                                                Exhibit (d)(xix)



                      CHARLES SCHWAB INVESTMENT MANAGEMENT


May 13, 2003


Randall W. Merk,
President and Chief Executive Officer - Schwab Capital Trust
101 Montgomery Street
San Francisco, CA  94104

Re: Schwab Small-Cap Equity Fund

Dear Mr. Merk:

This letter will confirm our agreement to limit total fund operating expenses to 130 basis points for the Investor Shares and 112 basis points for the Select Shares through February 28, 2005, as described in the registration statement of the fund filed with the Securities and Exchange Commission.

Sincerely,

/s/ Stephen B. Ward                              /s/ David Mcspadden
------------------------                         -------------------------
Stephen B. Ward,                                 David Mcspadden
Senior Vice President                            Vice President,
and Chief Investment Officer,                    Charles Schwab & Co., Inc.
Charles Schwab Investment Management, Inc.